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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2000 except for the third paragraph of
Note 14 as to which the date is March 17, 2000 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-94801) and related Prospectus of Go America, Inc. for the registration of 11,500,000 shares of its common stock.

                                             /s/ Ernst & Young LLP
                                            -----------------------------------

MetroPark, New Jersey

March 17, 2000